Exhibit (p)(2)

                      CODE OF ETHICS -AMENDED AND RESTATED

This Code of Ethics ("Code") is adopted pursuant to Rule 17j-1 promulgated by the Securities and Exchange Commission (the "Rule") under the Investment Company Act of 1940 by:

Each of the following registered investment companies (each such registered investment company, a "Company/Trust" and collectively, the "Companies/Trusts") on its own behalf and on behalf of its respective series, if applicable (each such series, a "Fund"):

                   Neuberger Berman Advisers Management Trust
                          Neuberger Berman Equity Funds
                          Neuberger Berman Income Funds
          Neuberger Berman California Intermediate Municipal Fund Inc.
                  Neuberger Berman Dividend Advantage Fund Inc.
                  Neuberger Berman Income Opportunity Fund Inc.
                 Neuberger Berman Institutional Liquidity Series
                Neuberger Berman Intermediate Municipal Fund Inc.
           Neuberger Berman New York Intermediate Municipal Fund Inc.
                  Neuberger Berman Real Estate Income Fund Inc.
            Neuberger Berman Real Estate Securities Income Fund Inc.
                    Neuberger Berman Realty Income Fund Inc.
                          Institutional Liquidity Trust
                 Lehman Brothers Institutional Liquidity Series
               Lehman Brothers First Trust Income Opportunity Fund
                    Lehman Brothers Reserve Liquidity Series
                    Lehman Brothers Investor Liquidity Series

Neuberger Berman Management Inc. ("NB Management"), in its capacity as investment manager of certain Companies/Trusts and/or sub-investment manager to certain Investment Companies and/or their series listed in Exhibit 1 or as administrator and distributor of certain Companies/Trusts; and Neuberger Berman, LLC ("NB"), in its capacity as sub-adviser of certain Companies/Trusts.

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                                TABLE OF CONTENTS

Statement of General Principles............................................

1.   General Prohibitions .................................................

2.   Definitions ..........................................................

     Access Person ........................................................
     Advisory Person.......................................................
     Beneficial Interest ..................................................
     Blind Trust ..........................................................
     Covered Security .....................................................
     Day ..................................................................
     Exchange Traded Fund..................................................
     Federal Securities Laws ..............................................
     Immediate Family .....................................................
     Investment Company ...................................................
     Investment Personnel .................................................
     Legal and Compliance Department ......................................
     Related Issuer .......................................................
     Trading Desk .........................................................

3.   Required Compliance Procedures .......................................

     3.1 All Securities Accounts and Positions at Neuberger Berman ........
     3.2 Preclearance of Securities Transactions by Access Persons.........
     3.3 Post-Trade Monitoring of Precleared Transactions..................
     3.4 Notification of Reporting Obligations ............................
     3.5 Certification of Compliance with Code of Ethics...................

4.   Restrictions .........................................................

     4.1 Initial Public Offerings .........................................
     4.2 Private Placements ...............................................
     4.3 Related Issuers ..................................................
     4.4 Blackout Period...................................................
     4.5 Price Switches ...................................................

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     4.6 Gifts ............................................................
     4.7 Service as Director of Publicly Traded Companies..................
     4.8 Shares of Investment Companies ...................................

5.   Procedures with Regard to Dissemination of Information................

6.   Reports of Holdings by Access Persons ................................

     6.1 Initial Report ...................................................
     6.2 Annual Report ....................................................
     6.3 Exceptions .......................................................

7.   Quarterly Reports of Transactions by Access Persons ..................

     7.1 General Requirement ..............................................
     7.2 Disinterested Directors/Trustees .................................
     7.3 Contents of Quarterly Report of Transactions......................
     7.4 Exceptions .......................................................

8.   Quarterly Reports by Access Persons Regarding Securities Accounts ....

9.   Ethics and Compliance Committee ......................................

10.  Annual Report to Board of Directors/Trustees .........................

11.  Implementation .......................................................

     11.1 Violations ......................................................
     11.2 Sanctions .......................................................
     11.3 Forms ...........................................................
     11.4 Exceptions ......................................................

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                         STATEMENT OF GENERAL PRINCIPLES

This Code of Ethics is adopted in recognition of the following principles that govern personal investment activities of all individuals associated with the Company/Trust, Fund, NB Management, and NB:

         It is their duty at all times to place the interests of Company/Trust and Fund shareholders ahead of their personal interests. Priority must be given to Company/Trust and Fund trades over personal securities trades.

         All personal securities transactions must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

         Individuals should not take advantage of their positions to benefit themselves at the expense of any Company/Trust or Fund.

         In personal securities investing, individuals should follow a philosophy of investment rather than trading.

         Individuals must comply with applicable Federal Securities Laws.

1. GENERAL PROHIBITIONS

No person associated with the Company/Trust, any Fund, NB Management, or NB, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such Company/Trust or Fund, shall:

         Employ any device, scheme or artifice to defraud such Company/Trust or Fund;

         Make to such Company/Trust or Fund any untrue statement of a material fact or omit to state to such Company/Trust or Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Company/Trust or Fund;

         Engage in any manipulative practice with respect to such Company/Trust or Fund;

         Engage in any transaction in a security while in possession of material nonpublic information regarding the security or the issuer of the security; or

         Engage in any transaction intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

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2. DEFINITIONS

The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

         Access Person - any Director/Trustee, director, officer, or Advisory Person of the Company/Trust, NB Management or NB. The determination as to whether an individual is an Access Person shall be made by the Legal and Compliance Department.

         Advisory Person - any employee of the Company/Trust, NB Management or NB (or of any company in a control relationship to the Company/Trust, NB or NB Management) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Company/Trust or Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to such Company/Trust, NB Management or NB who obtains information concerning recommendations made to such Company/Trust or Fund with regard to the purchase or sale of Covered Securities by such Company/Trust or Fund.

         Beneficial Interest - a person has a Beneficial Interest in an account in which he or she may profit or share in the profit from transactions. Without limiting the foregoing, a person has a Beneficial Interest when the securities in the account are held:

         (i)      in his or her name;

         (ii)     in the name of any of his or her Immediate Family;

         (iii) in his or her name as trustee for himself or herself or for his or her Immediate Family;

         (iv) in a trust in which he or she has a Beneficial Interest or is the settlor with a power to revoke;

         (v) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit;

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         (vi)     in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights;

         (vii)    by a partnership of which he or she is a member;

         (viii) by a corporation which he or she uses as a personal trading medium;

         (ix)     by a holding company which he or she controls; or

         (x) any other relationship in which a person would have beneficial ownership under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Interest shall apply to all securities which an Access Person has or acquires.

Any person who wishes to disclaim a Beneficial Interest in any securities must submit a written request to the Legal and Compliance Department explaining the reasons therefor. Any disclaimers granted by the Legal and Compliance Department must be made in writing. Without limiting the foregoing, if a disclaimer is granted to any person with respect to shares held by a member or members of his or her Immediate Family, the provisions of this Code of Ethics applicable to such person shall not apply to any member or members of his or her Immediate Family for which such disclaimer was granted, except with respect to requirements specifically applicable to members of a person's Immediate Family.

         Blind Trust - a trust in which an Access Person or employee has a Beneficial Interest or is the settlor with a power to revoke, with respect to which the Legal and Compliance Department has determined that such Access Person or employee has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein, provided, however, that direct or indirect influence or control of such trust is held by a person or entity not associated with NB Management or NB or any affiliate of NB Management or NB and not a relative of such Access Person or employee.

         Covered Security - (a) any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation on any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of trust for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly

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know as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; (b) any security or instrument related to, but not necessarily the same as, those held or to be acquired by a particular Company/Trust or Fund, (c) shares of any Investment Company and (d) Exchange Traded Funds.

         The term Covered Security does not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares of any registered open-end investment company other than an Investment Company.

         Day -a calendar day, except where otherwise indicated in this Code.

         Exchange Traded Fund - any unit investment trust or open-ended registered investment company under the Investment Company Act of 1940, which has received certain exemptive relief from the Securities and Exchange Commission to allow secondary market trading in its shares.

         Federal Securities Laws - means the Securities Act of 1933, the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to registered investment companies and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

         Immediate Family - any of the following relatives sharing the same household with an individual: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships.

         Investment Company - each registered investment company and series thereof for which NB Management is the investment manager, investment adviser, sub-adviser, administrator or distributor, or for which NB is the investment adviser or sub-adviser.

         Investment Personnel - any employee of the Company/Trust, NB Management or NB (or of any company in a control relationship to the Company/Trust, NB Management or NB) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund that is a series of the Company/Trust; and any natural person who controls the Company/Trust, NB Management or NB and who obtains information concerning recommendations made to such Fund regarding the purchase or sale of securities by such Fund. Each member of this category is individually referred to as an Investment Person. The determination as to whether an individual is an Investment Person shall be made by the Legal and Compliance Department.

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         Legal and Compliance Department -NB Legal and Compliance Department.

         Related Issuer - an issuer with respect to which an Investment Person or his or her Immediate Family: (i) has a business relationship with such issuer or any promoter, underwriter, officer, director, or employee of such issuer; or
(ii) is related to any officer, director or senior management employee of such issuer.

         Trading Desk - NB Trading Desk.

3. REQUIRED COMPLIANCE PROCEDURES

         3.1 ALL SECURITIES ACCOUNTS AND POSITIONS AT NEUBERGER BERMAN.

         (a) Except as set forth in paragraphs (b) and (c): (i) every Investment Person and Access Person, and every employee of the Company/Trust, NB Management, or NB is required to execute in an account at NB all transactions in Covered Securities held in his or her own name or in which he or she has a direct or indirect Beneficial Interest; and (ii) all securities and securities accounts in which an Access Person and every employee of the Company/Trust, NB Management or NB has a direct or indirect Beneficial Interest must be held in an account at NB.

         (b) Notwithstanding paragraph (a): (i) Access Persons and employees of the Company/Trust, NB Management, or NB other than Advisory Persons and Investment Personnel may hold shares of an Investment Company in which they have a direct or indirect Beneficial Interest in direct accounts on the books of such Investment Company; and (ii)Advisory Personnel and Investment Personnel may hold shares of an Investment Company for which NB Management is the investment adviser, administrator or distributor in which they have a direct or indirect Beneficial Interest in direct accounts on the books of such Investment Company.

         (c) Paragraph (a) shall not apply to: (i) any Director/Trustee of the Company/Trust who is unaffiliated with Neuberger Berman or any of its affiliates (other than by virtue of serving as a Director/Trustee of one or more investment companies managed or advised by NB Management or NB); and (ii) Blind Trusts.

         (d) Exceptions will only be granted upon a showing of extenuating circumstances. Any individual seeking an exception to this policy must submit a written request to the Legal and Compliance Department explaining the reasons therefor. Any exceptions granted must be made in writing.

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         (e)      Any individual granted an exception pursuant to paragraph
3.1(d) is required to direct his or her broker, adviser or trustee, as the case may be, to supply to the Legal and Compliance Department, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts in his or her own name or in which he or she has a Beneficial Interest.

         (f) Individuals are not required to execute through NB transactions in which they are establishing a dividend reinvestment plan directly through an issuer. However, individuals must obtain written approval from the Legal and Compliance Department prior to establishing any such plan and supply to the Legal and Compliance Department, on a timely basis, duplicate copies of all confirmations relating to the plan.

         3.2 PRECLEARANCE OF SECURITIES TRANSACTIONS BY ACCESS PERSONS.

         (a) Every Access Person must obtain prior approval from the Trading Desk before executing any transaction in Covered Securities held in his or her own name or in which he or she has a Beneficial Interest. Before granting such approval, the Trading Desk shall determine that:

                  (i) No Investment Company has a pending "buy" or "sell" order in that security;

                  (ii) The security does not appear on any "restricted" list of NB; and

                  (iii) In the case of Access Persons who are Investment Personnel, such transaction is not short selling or option trading that is economically opposite any current holding by any Investment Company.

         (b) The following securities are exempt from preclearance requirements:

                  (i)      Securities transactions effected in Blind Trusts;

                  (ii) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

                  (iii) The acquisition of securities through the exercise of rights issued by an issuer prorata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

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                  (iv)     Options on the Standard & Poor's "500" Composite
                           Stock Price Index; and

                  (v) Other securities that may from time to time be so designated in writing by the Ethics and Compliance Committee.

         (c) A disinterested Director/Trustee of the Company/Trust must obtain prior written approval from the Legal and Compliance Department regarding a transaction in a Covered Security held in his or her own name or in which he or she has (or, as a result of such transaction, will have) a Beneficial Interest only if such Director/Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Director/Trustee of the Company/Trust, should have known about any security that, during the 15-day period immediately before or after the date of the transaction by that Director/Trustee, was purchased or sold by a Company/Trust or Fund or was being considered by NB Management for purchase or sale by a Company/Trust or Fund.

         (d) Obtaining preclearance approval does not constitute a waiver of any prohibitions, restrictions, or disclosure requirements in this Code of Ethics.

         3.3 POST-TRADE MONITORING OF PRECLEARED TRANSACTIONS.

         After the Trading Desk has granted preclearance to an Access Person with respect to any personal securities transaction, the investment activity of such Access Person shall be monitored by the Legal and Compliance Department to ascertain that such activity conforms to the preclearance so granted and the provisions of this Code.

         3.4 NOTIFICATION OF REPORTING OBLIGATIONS.

         The Legal and Compliance Department shall identify all Access Persons who are required to make reports under the Code and inform those Access Persons of their reporting obligations.

         3.5 CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS.

         The Legal and Compliance Department shall provide all Access Persons with a copy of the Code of Ethics and any amendments. All Access Persons and Investment Personnel, except Directors/Trustees of the Company/Trust who are unaffiliated with Neuberger Berman or any of its affiliates, are required to certify annually in writing that they have:

         (a) read and understand the Code of Ethics and recognize that they are subject thereto;

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         (b)      complied with the requirements of the Code of Ethics;

         (c) disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code; and

         (d) with respect to any Blind Trusts in which such person has a Beneficial Interest, that such person has no direct or indirect influence or control and no knowledge of any transactions therein.

4. RESTRICTIONS

         4.1 INITIAL PUBLIC OFFERINGS.

         (a) All Investment Personnel are prohibited from acquiring a Beneficial Interest in any Covered Securities in an initial public offering, in order to preclude any possibility of their profiting improperly from their positions on behalf of a Company/Trust or Fund. No member of an Immediate Family of an Investment Person may acquire a Beneficial Interest in an initial public offering without the prior written consent of the Legal and Compliance Department.

         (b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Company/Trust or Fund and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Company/Trust or Fund.

         4.2 PRIVATE PLACEMENTS.

         (a) No Access Person or member of his or her Immediate Family may acquire a direct or indirect Beneficial Interest in any Covered Securities in private placements without prior written approval by the Legal and Compliance Department.

         (b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Company/Trust or Fund and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Company/Trust or Fund.

         (c) An Investment Person who has (or a member of whose Immediate Family has) acquired a Beneficial Interest in securities in a private placement is required to disclose that investment to the Legal and Compliance Department when such Investment Person plays a part in any subsequent consideration of an investment in the issuer for any Company/Trust or Fund. In any such circumstances, the decision to purchase securities of the issuer for a Company/Trust or Fund is subject to an independent review by Investment Personnel with no personal interest in the issuer.

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Such independent review shall be made in writing and furnished to the Legal and
Compliance Department.

         4.3 RELATED ISSUERS.

         Investment Personnel are required to disclose to the Legal and Compliance Department when they play a part in any consideration of an investment by a Company/Trust or Fund or Investment Company in a Related Issuer. In any such circumstances, the decision to purchase securities of the Related Issuer for a Company/Trust or Fund or Investment Company is subject to an independent review by Investment Personnel with no personal interest in the Related Issuer. Such independent review shall be made in writing and furnished to the Legal and Compliance Department.

         4.4 BLACKOUT PERIOD.

         No Access Person may execute a securities transaction in Covered Securities held in his or her own name or in which he or she has, or as a result of such transaction, will have, a direct or indirect Beneficial Interest on a day during which any Investment Company has a "buy" or "sell" order in that same security unless such order is withdrawn; provided, however, that this prohibition shall apply to a disinterested Director/Trustee only if such Director/Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Director/Trustee of the Company/Trust, should have known that the security, during the 15-day period immediately before or after the date of the transaction by that Director/Trustee, was purchased or sold by a Company/Trust or Fund or was being considered by NB Management for purchase or sale by a Company/Trust or Fund.

         4.5 SAME DAY PRICE SWITCH AND INVESTMENT COMPANY RESTITUTION.

         (a)      Same Day Price Switch

                  (i) If any employee of the Company/Trust, NB Management or NB purchases a Covered Security (other than a fixed income security) held, or by reason of such transaction held, in his or her own name or in which he or she has a Beneficial Interest and an Investment Company purchases the same security during the same day, then, to the extent that the price paid per share by the Investment Company for such purchase is less favorable than the price paid per share by such employee, the Investment Company shall have the benefit of the more favorable price per share.

                  (ii) If any employee of the Company/Trust, NB Management or NB sells a Covered Security (other than a fixed income security) held in his or her own name or in which he or she has a Beneficial Interest and an Investment Company sells the same security

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                           during the same day, then, to the extent that the
                           price per share received by the Investment Company for such sale is less favorable than the price per share received by the employee, the Investment Company shall have the benefit of the more favorable price per share.

         (b)      Investment Company Restitution by Investment Persons

                  (i) If any Investment Person purchases a Covered Security (other than a fixed income security), in an account in his or her own name or an account in which he or she has a Beneficial Interest and within seven (7) calendar days prior or three (3) business days subsequent thereto an Investment Company/Trust or Fund with respect to which he or she is an Investment Person has purchased or purchases the same security, then, to the extent that the price paid per share by such Investment Company/Trust or Fund for such purchase was or is less favorable than the price paid per share by such Investment Person, such Investment Company/Trust or Fund shall have the benefit of the more favorable price per share.

                  (ii) If any Investment Person sells a Covered Security (other than a fixed income security), in an account in his or her own name or an account in which he or she has a Beneficial Interest and within seven (7) calendar days prior or three (3) business days subsequent thereto an Investment Company/Trust or Fund with respect to which he or she is an Investment Person has sold or sells the same security, then, to the extent that the price received per share by such Investment Company/Trust or Fund for such sale was or is less favorable than the price received per share by such Investment Person, such Investment Company/Trust or Fund shall have the benefit of the more favorable price per share.

         (c) An amount of money necessary to effectuate the price switch shall be transferred from the account of the Investment Person subject to the price switch policies outlined in 4.5(a) to the Investment Company's account, as the case may be. The price switch shall be limited to the number of shares purchased or sold by Investment Person or the number of shares purchased or sold by the Investment Company as the case may be, whichever is smaller.

         (d) An amount of money necessary to effectuate restitution shall be paid from the account of the Investment Person and paid directly to the account of the affected Investment Company subject to the policies outlined in 4.5(b). The restitution shall be limited to the number of shares purchased or sold by the Investment Person or the number of shares purchased or sold by the Investment Company as the case may be, whichever is smaller.

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         (d)      Notwithstanding the foregoing, neither price switching nor
Investment Company Restitution shall apply to:

                  (i)      Securities transactions effected in Blind Trusts;

                  (ii) Securities transactions that are non-volitional on the part of either the Access Person, Investment Person or the Investment Company;

                  (iii) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

                  (iv) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

                  (v) Options on the Standard & Poor's "500" Composite Stock Price Index;

                  (vi) Transactions in which the adjustment resulting from the same day price switch is less than One Thousand Dollars ($1,000.00).

                  Note: Transactions by Investment Persons in which the adjustment for Restitution is less than $500. Any Restitution amount below $500 will be forfeited by the Investment Personnel and forwarded to the Lehman Brothers Philanthropy Account.

                  (vii) Transactions arising through arbitrage, market making activities or hedged options trading;

                  (viii) Transactions in the NB ERISA Profit Sharing and Retirement Plan;

                  (ix)     Transactions involving odd lots; and

                  (x) Other securities that may from time to time be so designated in writing by the Ethics and Compliance Committee.

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         4.6 GIFTS.

         All Access Persons and employees are prohibited from giving or receiving any gift or other thing of more than One Hundred Dollars ($100) in value to or from any person or entity that does business with or on behalf of the Company/Trust or Fund in any one year.

         4.7 SERVICE AS DIRECTOR OF PUBLICLY TRADED COMPANIES.

         Investment Personnel are prohibited from serving on the Boards of Directors of publicly traded companies, except for the Companies/Trusts.

         4.8 SHARES OF AN INVESTMENT COMPANY.

         (a) All trading in shares of an Investment Company is subject to the terms of the prospectus of the Investment Company.

         (b) No Investment Person, Access Person or employee of the Company/Trust, NB Management, or NB may engage in excessive trading or market timing in any shares of any Investment Company.

         (c) Except as set forth in paragraph (d), all Advisory Persons and Investment Personnel are required to hold any shares of any Investment Company with respect to which they are an Advisory Person or Investment Person in which they have a direct or indirect Beneficial Interest for a minimum of sixty (60) days. Such holding period is measured on a Last-In, First-Out basis. After such holding period has elapsed, an Advisory Person or Investment Person may redeem or exchange such shares; provided, however, that after any such redemption or exchange, the Advisory Person or Investment Person may not purchase additional shares of such Investment Company for another period of sixty (60) days.

         (d) The provisions of paragraph (c) shall not apply to: (i) taxable and tax-exempt money market funds; (ii) variable annuity contracts for which an Investment Company serves as the underlying investment vehicle; and
(iii) shares of an Investment Company that are purchased through an automatic investment program or payroll deduction.

         (e) Any requests for exceptions to the holding period must be in writing and submitted concurrently to the Advisory Person's or Investment Person's supervisor, the Chief Investment Officer of NB and the Legal and Compliance Department. The Legal and Compliance Department may consult with the supervisor and Chief Investment Officer before it determines, in its sole discretion, whether to grant an exception. Any exceptions shall be reported in writing to the Ethics and Compliance Committee.

5. PROCEDURES WITH REGARD TO DISSEMINATION OF INFORMATION

         (a) NB, NB Management, and the Company/Trust, and their officers, directors, Director/Trustees and employees, shall not disclose to any disinterested Director/Trustee of the Company/Trust information regarding the consideration or decision to purchase or sell a particular security when it is contemplated that such action will be taken within the next 15 days, unless it is:

                  (i) requested in writing by a disinterested Director/Trustee of the Company/Trust or requested through a formal action of the Board of the Company/Trust or any committee thereof;

                  (ii) given because it is determined that the disinterested Director/Trustee should have the information so that he or she may effectively carry out his or her duties; or

                  (iii) given so that NB or NB Management may carry out its duties as investment manager, administrator, distributor or sub-adviser of a Company/Trust or Fund.

         (b) If any information regarding transactions contemplated by the Company/Trust or Fund is given to a disinterested Director/Trustee, such disinterested Director/Trustee shall be subject to the provisions of Sections 3.2, 4.4, and 7.2 of this Code with respect to any security held or to be acquired by the Company/Trust or Fund, as indicated in the information which has been disclosed, for the next succeeding 15 days.

         (c) Subject to Sections 5(a) and 5(b), Investment Personnel and Access Persons and employees of NB Management, NB, or the Company/Trust are prohibited from revealing information relating to current or anticipated investment intentions, portfolio holdings, portfolio transactions or activities of Companies/Trusts or Funds except to persons whose responsibilities are determined to require knowledge of the information in accordance with procedures established by the Legal and Compliance Department in the best interests of the shareholders of the Companies/Trusts.

6. REPORTS OF HOLDINGS BY ACCESS PERSONS

         6.1 INITIAL REPORT.

No later than 10 days after a person becomes an Access Person, such person shall report to the Company/Trust, NB Management or NB the following information, which shall be current as of a date no more than 45 days prior to the date the person becomes an Access Person:

         (a) The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the Access Person had a direct or indirect Beneficial Interest when the person became an Access Person;

         (b) The name of any broker, dealer or bank with whom the Access Person maintained an account in which the Access Person had a direct or indirect Beneficial Interest as of the date the person become an Access Person; and

         (c)      The date that the report is submitted by the Access Person.

6.2 ANNUAL REPORT.

Annually, each Access Person shall report the following information, which must be current as of a date no more than 45 days before the report is submitted:

         (a) The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the Access Person had a direct or indirect Beneficial Interest;

         (b) The name of any broker, dealer or bank with whom the Access Person maintains an account in which the Access Person had a direct or indirect Beneficial Interest; and

         (c)      The date that the report is submitted by the Access Person.

         6.3 EXCEPTIONS.

         (a) No report is required with respect to holdings where such report would duplicate information recorded by NB or NB Management pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. For purposes of the foregoing, no report is required with respect to the holdings of securities in accounts maintained at NB.

         (b) A disinterested Director/Trustee of the Company/Trust who is required to make a report under Section 7.2 need not make an initial holdings report or annual holdings report.

7. QUARTERLY REPORTS OF TRANSACTIONS BY ACCESS PERSONS

         7.1 GENERAL REQUIREMENT.

         Every Access Person shall report, or cause to be reported, to the Company/Trust and Legal and Compliance Department the information described in
Section 7.3 with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Interest.

         7.2 DISINTERESTED DIRECTORS/TRUSTEEs.

         A disinterested Director/Trustee of the Company/Trust need only report a transaction in a security if such Director/Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Director/Trustee, should have known that, during the 15-day period immediately before or after the date of the transaction in a Covered Security by that Director/Trustee, such Covered Security was purchased or sold by a Company/Trust or Fund or was being considered for purchase or sale by NB Management.

        7.3 CONTENTS OF QUARTERLY REPORTS OF TRANSACTIONS.

         Every report shall be made not later than 30 days after the end of the calendar quarter and shall contain the following information:

         (a) The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

         (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (c) The price of the Covered Security at which the transaction was effected;

         (d) The name of the broker, dealer or bank with or through whom the transaction was effected; and

         (e)      The date that the report is submitted by the Access Person.

Unless otherwise stated, no report shall be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Interest in the security to which the report relates.

         7.4 EXCEPTIONS.

         No report is required with respect to transactions where such report would duplicate information recorded by NB or NB Management pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. For purposes of the foregoing, the Legal and Compliance Department maintains (i) electronic records of all securities transactions effected through NB, and (ii) copies of any duplicate confirmations that have been provided to the Legal and Compliance Department under this Code of Ethics with respect to securities transactions that, pursuant to exceptions granted by the Legal and Compliance Department, have not been effected through NB; accordingly, no report is required with respect to such transactions.

8. QUARTERLY REPORTS BY ACCESS PERSONS REGARDING SECURITIES ACCOUNTS.

         (a) Every Access Person shall report, or cause to be reported, to the Company/Trust and Legal and Compliance Department, the information regarding any securities account established by the Access Person during any quarter. Every report shall be made not later than 10 days after the end of the calendar quarter and shall contain the following information:

                  (i) The name of the broker, dealer or bank with whom the Access Person established the account;

                  (ii)     The date the account was established; and

                  (iii) The date that the report is submitted by the Access Person.

         (b) No report is required with respect to securities accounts where such report would duplicate information recorded by NB or NB Management pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. For purposes of the foregoing, no report is required with respect to securities accounts at NB.

9. ETHICS AND COMPLIANCE COMMITTEE.

         (a) The Ethics and Compliance Committee shall be composed of at least two members who shall be disinterested Director/Trustees selected by the Board of Directors/Trustees of the Company/Trust.

         (b) The Ethics and Compliance Committee shall consult regularly with the Legal and Compliance Department and/or the Chief Compliance Officer and either the Committee or the

Board of Directors/Trustees of the Company/Trust shall meet no less frequently than annually with, the Legal and Compliance Department and/or the Chief Compliance Officer regarding the implementation of this Code. The Legal and Compliance Department shall provide the Ethics and Compliance Committee with such reports as are required herein or as are requested by the Ethics and Compliance Committee.

         (c) A quarterly report shall be provided to the Director/Trustees of the Company/Trust certifying that except as specifically disclosed to the Ethics and Compliance Committee, the Legal and Compliance Department knows of no violation of this Code. A representative of the Legal and Compliance Department shall attend all regular meetings of the Director/Trustees to report on the implementation of this Code.

10. ANNUAL REPORT TO BOARD OF DIRECTORS/TRUSTEES.

No less frequently than annually, the Company/Trust, NB Management and NB shall furnish to the Board of Directors/Trustees of the Company/Trust, and the Board must consider, a written report that:

         (i) describes any issues arising under this Code or procedures concerning personal investing since the last such report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;

         (ii) certifies that the Company/Trust, NB Management and NB, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and

         (iii) identifies any recommended changes in existing restrictions or procedures based upon the Company's/Trust's or Fund's experience under the Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.

11. IMPLEMENTATION.

         11.1 VIOLATIONS.

         Any person who has knowledge of any violation of this Code shall report said violation to the Legal and Compliance Department. The Chief Compliance Officer shall receive a report of all violations of this Code.

         11.2 SANCTIONS.

         NB Management, NB, and the Ethics and Compliance Committee shall each have authority to impose sanctions for violations of this Code. Such sanctions may include a letter of censure, suspension or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty deemed to be appropriate.

         11.3 FORMS.

         The Legal and Compliance Department is authorized, with the advice of counsel, to prepare written forms for use in implementing this Code. Such forms shall be attached as an Appendix to this Code and shall be disseminated to all individuals subject to the Code.

         11.4 EXCEPTIONS.

         Exceptions to the requirements of this Code shall rarely, if ever, be granted. However, the Legal and Compliance Department shall have authority to grant exceptions on a case-by-case basis. Any exceptions granted must be in writing and reported to the Ethics and Compliance Committee.

Effective: September 2006

                     ANNUAL CERTIFICATION OF COMPLIANCE WITH
                       NEUBERGER BERMAN MANAGEMENT INC.'S
                           MUTUAL FUNDS CODE OF ETHICS

I hereby certify that I have:

         a) read and understand the Code of Ethics and recognize that I am subject thereto;

         b)       complied with the requirements of the Code of Ethics;

         c) disclosed or reported all personal securities transactions required to be reported pursuant to the requirements of the Code. All my securities accounts are maintained at Neuberger. In addition, all securities holdings and accounts in which I have an interest in or control over and are not maintained at Neuberger have been disclosed; and

         d) with respect to any Blind Trusts in which I have a beneficial interest, that I have no direct or indirect influence or control and have no knowledge of any transactions therein.



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